EXHIBIT 1

JOINT FILING AGREEMENT

                In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of TOR Minerals International, Inc. and further agree that this Joint Filing Agreement (the "Agreement") be included as an exhibit to such joint filing.  In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this July 13, 2009.  The Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such parts taken together will constitute a part of this Agreement.

Date:  July 13, 2009

Paulson Ranch, Ltd. By: Paulson Ranch Management, L.L.C., its General Partner
s/s BERNARD A. PAULSON
By:	Bernard A. Paulson Member
Paulson Ranch Management, L.L.C.
s/s BERNARD A. PAULSON
By:	Bernard A. Paulson Member
s/s BERNARD A. PAULSON
By:	Bernard A. Paulson Member